SECOND AMENDMENT TO
                         AGREEMENT OF PURCHASE AND SALE
                   (The St. Marin Apartments, Coppell, Texas)

     This Second Amendment to Agreement of Purchase and Sale (this "Amendment") is made and entered into by and between WHCO Real Estate Limited Partnership, a Delaware limited partnership ("Seller") and St. Marin/Karrington Limited Partnership, a Delaware limited partnership ("Purchaser").

                                 R E C I T A L S

          A. Seller and Berkshire Income Realty-OP, L.P., a Delaware limited partnership, entered into that certain Agreement of Purchase and Sale dated effective as of October 16, 2003, as amended by that certain First
     Amendment to Agreement of Purchase and Sale dated October 20, 2003 (as assigned to Purchaser, the "Agreement") concerning the sale of real property located in Coppell, Texas known as The St. Marin Apartments (as more particularly described in the Agreement, the "Property").

          B. Seller and Purchaser have agreed to further amend the Agreement as provided herein.

          C. Except as otherwise expressly provided for herein, capitalized terms used herein shall have the same meaning as set forth in the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, Seller and Purchaser agree as follows:

          1. Closing Credit. Seller hereby agrees that, at Closing, Purchaser shall receive (i) a credit of Eleven Thousand Three Hundred and No/100 Dollars ($11,300.00), with such amount constituting the parties' reasonably estimated cost to perform repainting of a fence, and (ii) a credit Four Thousand Three Hundred Twenty One and No/100 Dollars ($4,321.00), with such amount constituting the parties' reasonably estimated cost to perform repairing a brick wall, both as required pursuant to that certain non-compliance letter from Valley Ranch Association (the "Association") to Seller, dated October 21, 2003 (collectively, the "Repairs"). The credits shall be reflected on the settlement statement at Closing as a line item credit toward the net funds due from Purchaser. Purchaser shall assume full responsibility for the Repairs, and if for any reason the total cost of the Repairs exceeds the amount of the foregoing credit, said costs shall be borne by Purchaser. Purchaser acknowledges that Seller shall have no further obligation or liability whatsoever with respect to the Repairs.

          2. Purchaser and Seller acknowledge that Seller has entered into that certain contract with Aztec Construction, attached hereto (the "Contract"), and pursuant to that Bill of Sale, Assignment and Assumption dated as of the date hereof, the Contract shall be assigned to and assumed by Purchaser at Closing.

          3. Continued Effect. Except as amended by this Amendment, the Agreement shall remain in full force and effect in accordance with its original terms and conditions.

          4. Counterparts. This Amendment may be executed in counterparts and by facsimile, each of which shall be considered an original instrument. If so executed, each of such counterparts is to be deemed an original for all purposes, and all such counterparts shall, collectively, constitute

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     one  amendment,  but in  making  proof of this  Amendment,  it shall not be necessary to produce or account for more than one such counterpart.


                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]




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     DATED effective as of October 30, 2003.


                                      SELLER:

                                      WHCO REAL ESTATE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:  WHRB Gen-Par, Inc.
                                           a Delaware corporation,
                                           its general partner


                                           By:/s/ Marilyn Franklin
                                           Name: Marilyn Franklin
                                           Title: Assistant Vice President




                                     PURCHASER:

                                     ST. MARIN/KARRINGTON LIMITED PARTNERSHIP, a
                                     Delaware limited partnership

                                     By:  SM Karrington, L.L.C.,
                                          a Delaware limited liability company,
                                          its general partner


                                          By: /s/ David C. Quade
                                          Name: David C. Quade
                                          Title: President



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